EXHIBIT 99.1

Verso Announces Plans to Temporarily Idle 200,000 Tons of Annual Production Capacity at its Androscoggin Mill in Maine

MEMPHIS, Tenn. (November 1, 2016) - Verso Corporation (NYSE: VRS) today announced plans to temporarily idle the No. 3 paper machine at its Androscoggin Mill in Jay, Maine, reducing annual coated paper production capacity by approximately 200,000 tons. Verso intends to implement this capacity reduction beginning in the first quarter of 2017. The mill also will idle a digester and recovery boiler that support the No. 3 paper machine. Most products currently produced on the No. 3 paper machine will be transitioned to other machines in Verso’s highly flexible manufacturing system with no expected disruption to customer orders.

“It’s critical to Verso’s long-term success that we balance the supply of our products with our customers’ demand for them, and we currently have more coated paper capacity in our mill system than we can fill,” said Michael A. Weinhold, Verso Senior Vice President for Sales, Marketing and Product Development. “Verso made the decision to temporarily idle the No. 3 paper machine and transition the machine’s production to lower-cost machines in our manufacturing system to help us stay ahead of the curve and move the entire company toward sustained profitability. At the same time, we are positioning the mill for future success by optimizing equipment, enhancing process efficiency and expanding production for the growing specialty papers market.”

The idling of the No. 3 paper machine will result in the layoff of about 190 employees at the Androscoggin Mill. Verso anticipates that if the machine is not restarted, the capacity reduction will result in the elimination of those jobs.

“Challenging market conditions have made these types of actions far too frequent in recent years, and they are never easy,” Weinhold said. “They are especially difficult for the employees and their families who are directly affected. Verso is committed to treating all of our impacted employees with fairness, dignity and respect and to communicating openly and honestly with each individual about how this decision will affect him or her. Our Human Resources team will begin meeting with our affected employees immediately.”

“We’re in business to help make our customers successful, and Verso remains steadfastly committed to those who currently purchase coated paper products made on the No. 3 paper machine at the Androscoggin Mill,” Weinhold said. “Our sales team will begin contacting customers immediately to determine how to make this transition as seamless as possible.”

Verso will continue to evaluate market conditions to determine if and when the No. 3 paper machine at the Androscoggin Mill will be restarted.
About Verso
Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance.  The leading North American producer of printing and specialty papers and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results.  Verso’s long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all.  Verso’s passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products.  This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users.  For more information, visit us online at versoco.com.
Forward-Looking Statements
In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend" and other similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management's current beliefs, expectations and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso's filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Media contact:
Kathi Rowzie
Vice President, Communications and Public Affairs
901-369-5800
kathi.rowzie@versoco.com

Investor contact:
901-369-4128
Investor.Relations@versoco.com